Exhibit 32.1
CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(UNITED STATES CODE, TITLE 18, CHAPTER 63, SECTION 1350)
ACCOMPANYING QUARTERLY REPORT ON FORM 10-Q OF
ALTISOURCE PORTFOLIO SOLUTIONS S.A. FOR THE QUARTER ENDED
JUNE 30, 2010
In connection with the Quarterly Report on Form 10-Q of Altisource Portfolio Solutions S.A. for the quarterly period ending June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William B. Shepro, as Chief Executive Officer of our Company, and Robert D. Stiles, as Chief Financial Officer of our Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of our Company.

By:	/s/ William B. Shepro	By:	/s/ Robert D. Stiles

	William B. Shepro		Robert D. Stiles
	Director and Chief Executive Officer		Chief Financial Officer
	(Principal Executive Officer)		(Principal Financial Officer and
	July 30, 2010		Principal Accounting Officer)
July 30, 2010